Exhibit 99.1

Blue Apron Announces $70.5 Million Planned Capital Infusion Through Debt and Equity Financings

●	RJB Partners commits to $40 million private placement at $12 per share; $20 million investment completed with additional $20 million investment expected in Q2 2022
●	Blue Apron President, CEO Linda Findley invests $500,000 in a private placement at $12 per share

●	Company plans to refinance debt with $30 million in partnership with Allianz Global Investors, extending debt maturity to 2027 and lower overall debt service obligations

New York –May 2, 2022 - Blue Apron (NYSE:APRN) announced today two significant capitalization events. The company plans to use the proceeds to pay off its existing term loan, and for general corporate purposes to stay focused on its long-term sustainable growth plan and to continue to execute on its turnaround strategies.

Blue Apron entered into agreements for (i) a new $40.0 million private placement investment by RJB Partners LLC, an affiliate of Joseph N. Sanberg, a long-time investor in the company and a leading investor in climate positive companies; and (ii) a $500,000 private placement investment by Blue Apron’s President and Chief Executive Officer Linda Findley. In connection therewith, the company is also planning to refinance its existing debt with $30.0 million of senior secured notes issued to clients of Allianz Global Investors—which will be used to pay off its current debt facility—and extend debt maturity to 2027. The debt with clients of Allianz Global Investors is subject to the entry into a definitive agreement and other closing conditions.

“I am pleased to be investing additional equity into a business that I believe has great potential from a strategic and purpose-driven perspective,” said Findley. “We also view this planned debt refinancing as a smart, strategic move during a time of rising interest rates. Upon closing the new debt, we expect to repay our existing debt, which will move our debt maturity five years out to 2027 and lower our overall debt service obligations, giving us the horizon to focus on executing our plans. The proceeds from the closed transactions and expected additional debt and equity fundings support our continued turnaround as we drive towards long-term sustainable and profitable growth.”

"Blue Apron's plan is focused on driving growth in a conscious way that speaks to consumers looking for values-aligned products and capitalizing on their brand that is ubiquitous with meal kits and recognized by a majority of Americans*,” said Sanberg. “I believe that their commitment to doing right by the planet and their customers through sustainable sourcing, packaging and a goal of net zero status is aligned with consumers and investors alike in driving a great business for the future. Linda and the team at Blue Apron have my continued support as they execute on their strategy."

Under the terms of the equity purchase agreements, on April 29, 2022, Long Live Bruce, LLC, an affiliate of Joseph N. Sanberg (which was assigned RJB Partners LLC’s rights to purchase the initial $20 million of Class A common stock) purchased 1,666,666 shares of Class A common stock and Findley purchased 41,666 shares of Class A common stock, in each case, at a purchase price of $12 per share. Under the purchase agreements, the company has agreed to provide each of RJB Partners LLC and Findley with certain customary registration rights with respect to the securities purchased in the private placements. The remaining $20.0 million investment from RJB Partners LLC, also to be made at $12 per share, is expected to close on May 30, 2022, subject to the completion of refinancing of the company’s outstanding debt and other customary closing conditions.

The securities sold in the private placements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The company has agreed to file registration statements with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placements on the earliest (i) within 30 days of the date requested by RJB Partners LLC or Findley, as applicable, and (iii) such other date as mutually agreed by Blue Apron and RJB Partners LLC, or Blue Apron and Findley, as applicable.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

*Based on a sample survey relating to aided brand awareness

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed recipes with responsibly sourced ingredients. Through its delicious recipes, the company empowers home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen, and see what a difference cooking quality food can make in their lives. Blue Apron is a carbon-neutral meal-kit company, and is focused on promoting planetary and dietary wellness for everyone.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," “forecasts,” "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation: the company’s ability to satisfy the closing conditions for the $30 million proposed debt financing from and the remaining $20 million investment expected from RJB Partners LLC, in each case, as described in this press release, and to close both transactions on the expected terms and on the expected time frame, if at all; the company’s ability, including the timing and extent, to successfully execute its growth plan to drive long-term sustainability and profitability (including its ability to successfully increase marketing and technology improvements, among other things, on the planned timeline to enable it to meet expected outlook), cost-effectively attract new customers and retain existing customers (including its ability to sustain any increase in demand resulting from its growth plan and/or the COVID-19 (coronavirus) pandemic), and to continue to expand its direct-to-consumer product offerings and execute operational efficiency practices; changes in consumer behaviors, tastes and preferences that could lead to changes in demand, including as a result of, among other things, long-term impacts of the COVID-19 pandemic on consumer behavior and the impact of inflation or other macroeconomic factors on consumer spending habits; the company’s ability to attract and retain qualified employees and personnel in sufficient numbers, both generally and in light of ongoing nationwide labor shortages as a result of COVID-19 (including the emergence of new variants or subvariants of the virus) or otherwise; any material and adverse impact of the COVID-19 pandemic on the company’s operations and results, such as the need to cancel or shift customer orders, whether as a result of challenges in employee recruiting and retention, any prolonged closures, or series of temporary closures, of one or both of its fulfillment centers; any supply chain or carrier interruptions or delays as a result of COVID-19 or otherwise; the company’s expectations regarding its expenses and net revenue and its ability to grow adjusted EBITDA and to achieve or maintain target margins and profitability; the company’s expectations regarding, and the stability of, its supply chain, including potential shortages, interruptions and/or increased costs in the supply or delivery of ingredients, and parcel and freight carrier interruptions or delays and/or higher freight or fuel costs, as a result of the COVID-19 pandemic or otherwise; the company’s ability to effectively compete; the company’s ability to maintain and grow the value of its brand and reputation; the company’s ability to achieve its environmental, sustainability and corporate governance goals (including its goal to remain carbon neutral and meet specified packaging goals) and to adopt its planned corporate governance reforms, in its anticipated timeframe or at all; the company’s ability to maintain food safety and prevent food-borne illness incidents and its susceptibility to supplier-initiated recalls; the company’s ability, including the timing and extent, to sufficiently manage costs (including increases as a result of inflation) and to fund investments in its operations in amounts necessary to maintain compliance with financial and other covenants and other terms under its current indebtedness and anticipated new indebtedness while continuing to support the execution of its growth plan; the company’s ability to comply with modified or new laws and regulations applying to its business, or the impact that such compliance may have on its business; the company’s vulnerability to adverse weather conditions, natural disasters, and public health crises, including pandemics; the company’s ability to protect the security and integrity of its data and protect against data security risks and breaches; the company’s ability to obtain and maintain intellectual property protection; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Media

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com

Investor

Tip Fleming

Blue Apron

tip.fleming@blueapron.com